Exhibit 99.1 - Supplemental Financial Information – Second fiscal quarter ended March 26, 2017.

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

13 Weeks Ended (unaudited)
	March 26, 2017			March 27, 2016
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	77,533	54,601	22,932	88,731	62,247	26,484
Subscription	45,009	31,349	13,660	46,658	32,300	14,358
Other	10,845	8,981	1,864	11,446	9,723	1,723
Total operating revenue	133,387	94,931	38,456	146,835	104,270	42,565
Operating expenses:
Compensation	52,414	40,138	12,276	58,850	44,754	14,096
Newsprint and ink	6,200	4,279	1,921	6,053	4,559	1,494
Other cash costs	48,756	28,232	20,524	54,107	30,970	23,137
Depreciation and amortization	10,318	7,391	2,927	10,941	7,673	3,268
Loss (gain) on sale of assets, net	(3,783)	(3,714)	(69)	(438)	96	(534)
Workforce adjustments	2,405	1,560	845	588	571	17
Total operating expenses	116,310	77,886	38,424	130,101	88,623	41,478
Equity in earnings of MNI and TNI	1,729	465	1,264	2,009	645	1,364
Operating income	18,806	17,510	1,296	18,743	16,292	2,451
Non-operating income (expense), net	(11,285)	(12,152)	867	13,129	12,358	771
Income tax expense	1,144	359	785	12,389	11,218	1,171
Net income	6,377	4,999	1,378	19,483	17,432	2,051

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	6,377	4,999	1,378	19,483	17,432	2,051
Adjusted to exclude
Non-operating expenses, net	11,285	12,152	(867)	(13,129)	(12,358)	(771)
Income tax expense	1,144	359	785	12,389	11,218	1,171
Equity in earnings of TNI and MNI	(1,729)	(465)	(1,264)	(2,009)	(645)	(1,364)
Depreciation and amortization	10,318	7,391	2,927	10,941	7,673	3,268
Loss (gain) on sale of assets, net	(3,783)	(3,714)	(69)	(438)	96	(534)
Workforce adjustments	2,405	1,560	845	588	571	17
Stock compensation	559	559	—	594	594	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,220	852	1,368	2,711	1,242	1,469
Adjusted EBITDA	28,796	23,693	5,103	31,130	25,823	5,307

Supplemental cash flow information
Distributions from MNI and TNI	2,437	1,000	1,437	4,501	2,250	2,251
Capital expenditures	(989)	(953)	(36)	(1,801)	(1,644)	(157)
Pension contributions	—	—	—	(744)	—	(744)
Cash income tax refunds (payments)	(269)	(269)	—	(282)	(282)	—
Interest income	109	109	—	110	110	—
Interest to be settled in cash	(14,637)	(10,747)	(3,890)	(16,281)	(12,151)	(4,130)

26 Weeks Ended (unaudited)
	March 26, 2017			March 27, 2016
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	170,568	118,706	51,862	194,368	134,685	59,683
Subscription	93,896	65,366	28,530	97,089	66,839	30,250
Other	22,912	18,970	3,942	23,783	20,130	3,653
Total operating revenue	287,376	203,042	84,334	315,240	221,654	93,586
Operating expenses:
Compensation	107,470	82,191	25,279	117,514	89,601	27,913
Newsprint and ink	13,093	9,181	3,912	12,738	9,706	3,032
Other cash costs	101,533	59,456	42,077	112,977	65,038	47,939
Depreciation and amortization	20,698	14,801	5,897	21,884	15,308	6,576
Loss (gain) on sale of assets, net	(3,716)	(3,715)	(1)	(1,409)	133	(1,542)
Workforce adjustments	2,470	1,622	848	1,192	1,114	78
Total operating expenses	241,548	163,536	78,012	264,896	180,900	83,996
Equity in earnings of MNI and TNI	4,417	1,600	2,817	4,808	1,828	2,980
Operating income	50,245	41,106	9,139	55,152	42,582	12,570
Non-operating income (expense), net	(24,017)	(25,727)	1,710	(4,626)	(6,098)	1,472
Income tax expense	7,410	3,470	3,940	19,535	14,435	5,100
Net income	18,818	11,909	6,909	30,991	22,049	8,942

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	18,818	11,909	6,909	30,991	22,049	8,942
Adjusted to exclude
Non-operating expenses, net	24,017	25,727	(1,710)	4,626	6,098	(1,472)
Income tax expense	7,410	3,470	3,940	19,535	14,435	5,100
Equity in earnings of TNI and MNI	(4,417)	(1,600)	(2,817)	(4,808)	(1,828)	(2,980)
Depreciation and amortization	20,698	14,801	5,897	21,884	15,308	6,576
Loss (gain) on sale of assets, net	(3,716)	(3,715)	(1)	(1,409)	133	(1,542)
Workforce adjustments	2,470	1,622	848	1,192	1,114	78
Stock compensation	1,083	1,083	—	1,164	1,164	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	5,696	2,670	3,026	6,519	3,330	3,189
Adjusted EBITDA	72,059	55,967	16,092	79,694	61,803	17,891

Supplemental cash flow information:
Distributions from MNI and TNI	4,670	2,250	2,420	7,729	4,000	3,729
Capital expenditures	(2,079)	(1,879)	(200)	(3,271)	(2,846)	(425)
Pension contributions	—	—	—	(1,488)	—	(1,488)
Cash income tax refunds (payments)	(639)	(635)	(4)	(271)	(271)	—
Interest income	184	184	—	185	185	—
Interest to be settled in cash	(29,588)	(21,797)	(7,791)	(33,423)	(25,035)	(8,388)
Debt financing and administrative costs	—	—	—	(44)	—	(44)